EXHIBIT 99.1
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[PARAGON TECHNOLOGIES, INC. LOGO]                                           NEWS
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FOR:           IMMEDIATE RELEASE

CONTACTS:      Leonard S. Yurkovic, Acting CEO
               610-252-3205
               610-252-3102 (Fax)
               www.ptgamex.com
               ---------------



                PARAGON TECHNOLOGIES REPORTS 2007 FOURTH QUARTER
                              AND YEAR-END RESULTS

                                    - - - - -

EASTON, PA -- March 18, 2008 -- Paragon Technologies, Inc. (Amex:PTG), a leading supplier of "smart" material handling systems and "software-driven" warehouse and distribution center solutions, announced today results for the fourth quarter and year ended December 31, 2007.

During the fourth quarter ended December 31, 2007, the Company had a net loss of $58,000 or $0.02 loss per share on revenues of $4.5 million. The Company's backlog of orders at December 31, 2007 was $7.9 million compared to the Company's backlog of orders at the beginning of the year of $5.9 million.

During the year ended December 31, 2007, the Company had net income of $341,000 or $0.12 earnings per share on revenues of $21.4 million. The rate of new orders rose during the year ended December 31, 2007 to $23.5 million compared to $16.8 million in new orders received during the year ended December 31, 2006.

Net income for the twelve months ended December 31, 2007 was favorably impacted by the recognition of a $309,000 income tax benefit primarily related to the reversal of accruals for the expiration of tax return statutes.

Len Yurkovic, Acting CEO of Paragon Technologies, commented, "Although we are disappointed in our 2007 fourth quarter and twelve month earnings, we are encouraged by the increase in the backlog of orders, which provides a good foundation for financial performance for 2008. Selling, general and administrative expenses have impacted our bottom line, but are in keeping with our long-term strategy to increase the level of sales by investing in resources associated with sales efforts in response to quoting and sales activities."




                                     [MORE]

We Build Productivity                                          [SI SYSTEMS LOGO]
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      PARAGON TECHNOLOGIES, INC. o 600 Kuebler Road o Easton, PA 18040-9201
                        o 610.252.3205 o Fax 610.252.3102
                                 www.ptgamex.com
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[PARAGON TECHNOLOGIES, INC. LOGO]                                         Page 2
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The Company will host a conference call to discuss these results on Tuesday,
March 18, 2008 at 11:00 a.m. ET. To participate in the call, please dial 1-866-752-7147 and ask for the Paragon Technologies teleconference. Simultaneous with the conference call, an audio webcast of the call will be available via a link on the Paragon website, www.ptgamex.com.

Paragon's SI Systems' branded technologies drive productivity at Fortune 1000 companies and the United States Government.


About Paragon Technologies
Paragon Technologies is a leader in integrating material handling systems and creating automated solutions for material flow applications. SI Systems' branded technologies and material handling solutions address unit assembly in manufacturing operations and order fulfillment applications. One of the top material handling systems suppliers worldwide, SI Systems leading clients have included the United States Postal Service, BMG, Peterbilt, Honda, and Maybelline.


                                     * * *








-------------------------------
Cautionary Statement. Certain statements contained herein are not based on historical fact and are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and the Securities and Exchange Commission rules, regulations and releases. Paragon intends that such forward-looking statements be subject to the safe harbors created hereby. Among other things, the forward-looking statements regard Paragon's earnings, liquidity, financial condition, review of strategic alternatives, and other matters. Words or phrases denoting the anticipated results of future events, such as "anticipate," "does not anticipate," "should help to," "believe," "estimate," "is positioned," "expects," "may," "will," "is expected," "should," "continue," and similar expressions that denote uncertainty, are intended to identify such forward-looking statements. Paragon's actual results, performance, or achievements could differ materially from the results expressed in, or implied by, such "forward-looking statements:" (1) as a result of factors over which Paragon has no control, including the strength of domestic and foreign economies, sales growth, competition, and certain cost increases; and (2) if the factors on which Paragon's conclusions are based do not conform to its expectations. The forward-looking statements contained in this press release may become outdated over time. Paragon does not assume any responsibility for updating any forward-looking statements. Furthermore, achievement of the objectives of the Company is subject to certain risks, including, but not limited to, those risks outlined in Paragon's filings with the Securities and Exchange Commission, including its annual report on Form 10-K for the year ended December 31, 2006 and the most recent quarterly report on Form 10-Q for the quarter ended September 30, 2007.

     This press release and prior releases are available at www.ptgamex.com.
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[PARAGON TECHNOLOGIES, INC. LOGO]                                         Page 3
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
                                            Paragon Technologies, Inc.
                                           Summary Financial Information
                               Selected Financial Data -- Balance Sheets (UNAUDITED)
                                     (In Thousands, Except Ratio Information)
-----------------------------------------------------------------------------------------------------------
                                                       December 31, 2007               December 31, 2006
-----------------------------------------------------------------------------------------------------------

Cash and cash equivalents..................               $   12,104                           2,447
Short-term investments.....................                      200                           9,625
                                                    ------------------------          ---------------------
   Total cash and cash equivalents
     and short-term investments............               $   12,304                          12,072
                                                    ------------------------          ---------------------
Trade receivables..........................               $    2,640                           2,557
Inventories................................               $      859                             469
Current assets.............................               $   17,842                          16,370
Current liabilities........................                    5,802                           4,296
                                                    ------------------------          ---------------------
   Working capital.........................               $   12,040                          12,074
                                                    ------------------------          ---------------------
Current ratio..............................                     3.08                            3.81
Total assets...............................               $   18,316                          16,752
Total stockholders' equity.................               $   12,253                          12,428
-----------------------------------------------------------------------------------------------------------

                                            Paragon Technologies, Inc.
                                           Summary Financial Information
                          Selected Financial Data -- Statements of Operations (UNAUDITED)
                                   (In Thousands, Except Per Share Information)
-----------------------------------------------------------------------------------------------------------
                                               Fourth Quarter Ended                   Year Ended
                                                   December 31,                      December 31,
                                           ------------------------------    ------------------------------
                                               2007             2006             2007             2006
                                           -------------    -------------    -------------    -------------
Net sales.............................      $   4,524           3,536           21,448           17,788
                                           =============    =============    =============    =============

Income (loss) before income taxes.....      $    (176)             37              (92)             449
Income tax benefit....................           (118)            (20)            (433)             (19)
                                           -------------    -------------    -------------    -------------
Net income (loss).....................      $     (58)             57              341              468
                                           =============    =============    =============    =============

Basic earnings (loss) per share.......      $    (.02)            .02              .12              .14
                                           =============    =============    =============    =============

Diluted earnings (loss) per share.....      $    (.02)            .02              .12              .14
                                           =============    =============    =============    =============

-----------------------------------------------------------------------------------------------------------

                                            Paragon Technologies, Inc.
                                         Supplemental Financial Information
                             Reconciliation of Net Income (Loss) to EBITDA (UNAUDITED)
                                                  (In Thousands)
-----------------------------------------------------------------------------------------------------------
                                                Fourth Quarter Ended                   Year Ended
                                                    December 31,                      December 31,
                                            ------------------------------    -----------------------------
                                                2007             2006             2007             2006
                                            -------------    -------------    -------------    ------------
Net income (loss)......................     $     (58)             57              341              468
Add:   Income tax benefit..............          (118)            (20)            (433)             (19)
                                            -------------    -------------    -------------    ------------
Income (loss) before income taxes......          (176)             37              (92)             449
Add:   Interest expense................             -               -                1                1
Add:   Depreciation and
       amortization expense............            27              31              109              104
                                            -------------    -------------    -------------    ------------
EBITDA                                           (149)             68               18              554
                                            =============    =============    =============    ============

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